Page 21 of 22 Pages

                                 EXHIBIT 1

                        JOINT ACQUISITION STATEMENT
                        PURSUANT TO RULE 13d-1(f)1

     The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D, as amended, is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D, as amended, shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATED:     February 19, 1998        /s/ Ronald Juvonen,
                                    RONALD JUVONEN, individually
                                    and as general partner of
                                    Downtown Associates, L.P., on
                                    behalf of DOWNTOWN ASSOCIATES, L.P.

                                    /s/ Ronald Juvonen,
                                    Ronald Juvonen, as managing member
                                    of Downtown Associates, L.L.C., on
                                    behalf of DOWNTOWN ASSOCIATES III, L.P.

                                    /s/ Ronald Juvonen,
                                    Ronald Juvonen, as managing member
                                    of Downtown Associates, L.L.C., on
                                    behalf of DOWNTOWN ASSOCIATES, L.L.C.

                                    /s/ Ronald Juvonen,
                                    Ronald Juvonen, as investment adviser
                                    to The Sweet Water Trust and
                                    The Phaedrus Foundation, on
                                    behalf of THE SWEET WATER TRUST and
                                    THE PHAEDRUS FOUNDATION

                                    /s/ Philip Timon,
                                    PHILIP TIMON, individually
                                    and as investment adviser to
                                    The Phaedrus Foundation, on
                                    behalf of THE PHAEDRUS FOUNDATION
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                                                        Page 22 of 22 Pages

                                    /s/ Alfred Loomis, III,
                                    ALFRED LOOMIS, III, individually
                                    and as general partner of Downtown
                                    Associates, L.P., on behalf of DOWNTOWN
                                    ASSOCIATES, L.P.

                                    /s/ Alfred Loomis, III,
                                    Alfred Loomis, III, as investment
                                    adviser to The Sweet Water Trust and
                                    The Phaedrus Foundation, on
                                    behalf of THE SWEET WATER TRUST and
                                    THE PHAEDRUS FOUNDATION